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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest reported event):  March 26, 2003
                                                           ---------------

                                  NUWAY MEDICAL
             (Exact name of registrant as specified in its charter)

             DELAWARE                33-43423                  65-0159115
------------------------------ -------------------------- --------------------
  State or other jurisdiction     Commission File Number     IRS Employer
           of incorporation                                 Identification No.


           23461 SOUTH POINTE DRIVE, SUITE 200, LAGUNA HILLS, CA 92653
          ------------------------------------------------------------
        (Address  of principal executive offices)             (Zip Code)

                                 (949) 454-9011
                             ----------------------
               Registrant's telephone number, including area code

                                      NONE
                                     ------
          (Former name or former address, if changed since last report)


ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

     On March 26, 2003, New Millennium Capital Partners, LLC, an entity controlled and owned in part by the registrant's President Dennis C. Calvert ("New Millennium"), entered into an agreement to purchase a $1,120,000 note held by Summitt Ventures, Inc. due and payable by the registrant on June 15, 2003 (the "Summitt Note").

As part of this same transaction, New Millennium purchased from shareholders Camden Holdings, Inc. and Summit Healthcare, Inc. 4,182,107 shares of NuWay Medical, Inc. common stock. This transaction closed on April 9, 2003.

The total purchase price for the transaction in which the stock and Summitt Note were purchased was $900,000. Consideration was provided via a promissory note executed by New Millennium (the "New Millennium Note") dated December 31, 2002 and secured by the stock sold in the transaction and any shares held by Dennis Calvert. The seller required the purchaser of the Summitt Note convert the Summitt Note to restricted common stock of the registrant at the time of acquisition.

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The registrant has converted the New Millennium Note to restricted stock in the company at a 37.5% discount to current market price. The common stock issued pursuant to the conversion is subject to the holding period required by Rule 144.

As a result of the above-described transaction, additional shares were issued to Mr. Calvert, who now owns approximately 54.8% of the common stock of the registrant.

         Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information regarding the beneficial ownership of shares of the registrant's common stock as of March 26, 2003 by (i) all stockholders known to the registrant to be beneficial owners of more than 5% of the outstanding common stock; and (ii) all directors and executive officers of the registrant, individually and as a group:


Title of Class     Name and Address of     Amount and Nature
                   Beneficial Owner(1)    of Beneficial Ownership(2)    Percent of Class
------------------ --------------------- ---------------------------- -------------------

                   Dennis Calvert
                   23461 S. Pointe Dr. Ste. 200     32,182,107             54.8%
 Common            Laguna Hills, CA 92653

                   Joe Provenzano
 Common            23461 S. Pointe Dr. Ste. 200
                   Laguna Hills, CA 92653            2,224,936              3.8%

                   Steve Harrison
Common             23461 S. Pointe Dr. Ste. 200
                   Laguna Hills, CA 92653              622,043              1.1%


(1) Except as noted in any footnotes below, if any, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them.

(2) Other than as footnoted below, if any, none of these security holders has the right to acquire any amount of the shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations. The amount owned is based on issued common stock, as well as stock options, which are currently exercisable.

ITEM  7.  Financial  Statements  and  Exhibits

(a) Financial Statements of Businesses Acquired Not Applicable

(b) Pro Forma Financial Information Not Applicable

(c) Exhibits

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4.0  Promissory  Note dated July 16,  2002,  between  NuWay  Medical,  Inc.  and
     Summitt Ventures, Inc.

4.1 Promissory Note dated December 31, 2002, between New Millennium Capital Partners, LLC and Camden Holdings, Inc., Summit Healthcare, Inc., and Summitt Ventures, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     April 9, 2003                NUWAY MEDICAL, INC.

                                       By:  /s/  Dennis Calvert
                                       --------------------------
                                       Dennis Calvert, President

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